SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 22, 2013

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 22, 2013 Corgenix, Inc., a Delaware corporation and wholly owned subsidiary of Corgenix Medical Corporation (together, the “Company”), entered into a Collaborative Development and Manufacturing Agreement (the “Agreement”) with Health Diagnostic Laboratory, Inc. (“HDL”).  Under the terms of the Agreement, the Company and HDL will collaborate on research and development activities to culminate in HDL’s development and offering of a laboratory developed test associated with detection of a proprietary atherosclerosis biomarker, and for which the Company will manufacture and supply to HDL certain reagents, according to HDL’s specifications.  HDL has rights to use certain technology of the Company under the terms of the Agreement.  The initial term of the Agreement is effectively three years, with annual renewals thereafter based on certain performance requirements.  A copy of the Agreement, in redacted form pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, is filed herewith as Exhibit 10.1.

Item 8.01.  Other Events.

On October 28, 2013, the Company issued a press release announcing its entry into the Agreement, as described above, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit

10.1                        Collaborative Development and Manufacturing Agreement dated October 22, 2013 between the Company and Health Diagnostic Laboratory, Inc. (filed in redacted form since confidential treatment was requested pursuant to Rule 24b-2 for certain portions thereof)

99.1                        Press Release, dated October 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2013	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Collaborative Development and Manufacturing Agreement dated October 22, 2013 between the Company and Health Diagnostic Laboratory, Inc. (filed in redacted form since confidential treatment was requested pursuant to Rule 24b-2 for certain portions thereof)

99.1	Press Release, dated October 28, 2013